      As filed with the Securities and Exchange Commission on June 1, 2000
                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                          ----------------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          ----------------------------

                               BUDGET GROUP, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                      59-3227576
   (State or other jurisdiction of                       (I.R.S. Employer
   incorporation or organization)                       Identification No.)
                                125 BASIN STREET
                                    SUITE 210
                          DAYTONA BEACH, FLORIDA 32114
   (Address, including zip code, of registrant's principal executive offices)

                       BUDGET GROUP, INC. 2000 STOCK PLAN
                              (Full title of plans)

                                 SANFORD MILLER
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                               BUDGET GROUP, INC.
                                125 BASIN STREET
                                    SUITE 210
                          DAYTONA BEACH, FLORIDA 32114
                                 (904) 238-7035
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                   COPIES TO:

          ROBERT L. APRATI                           JEFFREY M. STEIN, ESQ.
      EXECUTIVE VICE PRESIDENT,                          KING & SPALDING
    GENERAL COUNSEL AND SECRETARY                     191 PEACHTREE STREET
         BUDGET GROUP, INC.                        ATLANTA, GEORGIA 30303-1763
        4225 NAPERVILLE ROAD                             (404) 572-4600
       LISLE, ILLINOIS  60532

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------

                                                                Proposed Maximum  Proposed Maximum     Amount of
Title of Securities to be Registered             Amount to       Offering Price       Aggregate      Registration
                                               be Registered      Per Share(1)    Offering Price(1)       Fee
-----------------------------------------------------------------------------------------------------------------

Class A Common Stock,
par value $.01 per share.....................    5,935,117          $3.8125          $22,627,634        $5,974


-----------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low sales prices per share of Class A Common Stock of Budget Group, Inc. as reported on The New York Stock Exchange on May 30, 2000.
===============================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to employees and/or directors of Budget Group, Inc. (the "Company" or the "Registrant") as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions of Part I of Form S-8, such documents will not be filed with the Securities Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

         The following documents have been previously filed by the Registrant with the Commission and are hereby incorporated by reference into this Registration Statement as of their respective dates:

                  (a) Annual Report on Form 10-K for the year ended December 31, 1999;

                  (b) Quarterly Report on Form 10-Q for the quarter ended March 31, 2000; and

                  (c) the description of the Registrant's common stock, par value $.01 per share ("Common Stock") contained in the Registrant's Registration Statement on Form 8-A, dated April 15, 1997, including any amendment or report filed for the purpose of updating such description.

         In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereunder have been sold or that deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.

         Any statement contained in any document incorporated or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes thereof to the extent that a statement contained therein or in any other subsequently filed document that is also incorporated or deemed to be incorporated therein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement.

Item 4.           Description of Securities.

                  Inapplicable.


Item 5.           Interest of Named Experts and Counsel.

                  Inapplicable.

Item 6.           Indemnification of Directors and Officers.

         The following summary is qualified in its entirety by reference to the complete statute, Restated Certificate of Incorporation, Bylaws and agreements referred to below.

         Section 145 of the General Corporation Law of the State of Delaware ("DGCL") provides that a corporation has the power to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) against the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by them in connection with the defense of any action by reason of being or having been directors or officers, if such person shall have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such person had no reasonable cause to believe his conduct was unlawful, except that, if such action shall be in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation unless and to the extent that the Court of Chancery of the State of Delaware, or any court in which such suit or action was brought, shall determine upon application that, in view of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

         As permitted by Section 102(b)(7) of the DGCL, the Amended and Restated Certificate of Incorporation of the Registrant (the "Restated Certificate of Incorporation") provides that no director shall be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director other than (i) for breaches of the director's duty of loyalty to the Company and its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the unlawful payment of dividends or unlawful stock purchases or redemptions under Section 174 of the DGCL, and (iv) for any transaction from which the director derived an improper personal benefit.

         The Registrant's Bylaws provide indemnification of the Registrant's directors and officers, both past and present, to the fullest extent permitted by the DGCL, and allow the Registrant to advance or reimburse litigation expenses upon submission by the director or officer of an undertaking to repay such advances or reimbursements if it is ultimately determined that indemnification is not available to such director or officer pursuant to the Bylaws. The Registrant's Bylaws also authorize the Registrant to purchase and maintain insurance on behalf of an officer or director, past or present, against any liability asserted against him in any such capacity whether or not the Registrant would have the power to indemnify him against such liability under the provisions of the Restated Certificate of Incorporation or Section 145 of the DGCL.

         The Registrant has entered into indemnification agreements with each of its directors and certain of its executive officers. The indemnification agreements require the Registrant, among other things, to indemnify such directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.


Item 7.           Exemption from Registration Claimed.

                  Inapplicable.

Item 8.           Exhibits.


Exhibit                    Description
-------                    -----------

4.1                        Restated Certificate of Incorporation of the
                           Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form
                           S-4, File No. 333-78257, dated May 11, 1999).

4.2                        Amended and Restated Bylaws of the Registrant
                           (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-4, File
                           No. 333-78257, dated May 11, 1999).

4.3 Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant's Registration
                           Statement on Form S-1, File No. 333-34799, dated
                           September 26, 1997).

4.4 Budget Group, Inc. 2000 Stock Plan (incorporated by reference to Annex A to the Registrant's Proxy
                           Statement for the 2000 Annual Meeting of Stockholders held May 18, 2000).

*5.1 Opinion of King & Spalding regarding legality of shares being registered.

*23.1                      Consent of Arthur Andersen LLP.

23.2                       Consent of King & Spalding (included in Exhibit 5.1).

24.1                       Power of Attorney (included on signature page).

-------------------------
*Filed herewith.

Item 9.           Undertakings.

         The undersigned Registrant hereby undertakes:

         (a)      (1)      To file, during any period in which offers or sales
are being made, a post-effective amendment to this Registration Statement;

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
         Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                     EXPERTS

         The consolidated balance sheets of the Company and its subsidiaries as of December 31, 1998 and 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999, included in Company's Annual Report on Form 10-K incorporated by reference in this registration statement, have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lisle, State of Illinois, on this 1st day of June, 2000.

                          BUDGET GROUP, INC.


                          By:   /s/ Sanford  Miller
                              -------------------------------------------------
                              Sanford Miller
                              Chairman of the Board and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sanford Miller and Robert L. Aprati, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 1, 2000.


Signature                                         Title
---------                                         -----


 /s/ Sanford Miller                               Chairman of the Board and Chief Executive
---------------------------------                 Officer (Principal Executive Officer)
Sanford Miller


 /s/ Neal S. Cohen                                Chief Financial Officer (Principal
---------------------------------                 Financial Officer)
Neal S. Cohen


 /s/ Thomas L. Kram                               Vice President, Controller
---------------------------------                 (Principal Accounting
Thomas L. Kram                                    Officer)


 /s/ Jeffry D. Congdon                            Director
---------------------------------
Jeffrey D. Congdon


 /s/ Ronald D. Agronin                            Director
---------------------------------
Ronald D. Agronin

 /s/ James F. Calvano                             Director
---------------------------------
James F. Calvano


 /s/ F. Perkins Hixon, Jr.                        Director
---------------------------------
F. Perkins Hixon, Jr.


 /s/ Martin P. Gregor                             Director
---------------------------------
Martin P. Gregor


 /s/ John P. Kennedy                              Director
---------------------------------
John P. Kennedy


 /s/ Stephen L. Weber                             Director
---------------------------------
Stephen L. Weber

                                  EXHIBIT INDEX



Exhibit                                  Description                                                 Page
-------                                  -----------                                                 ----

4.1               Restated Certificate of Incorporation of the Registrant
                  (incorporated by reference to Exhibit 3.1 to the Registrant's
                  Registration Statement on Form S-4, File No. 333-78257, dated
                  May 11, 1999).

4.2 Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration
                  Statement on Form S-4, File No. 333-78257, dated May 11,
                  1999).

4.3               Specimen Stock Certificate (incorporated by reference to
                  Exhibit 4.1 to the Registrant's Registration Statement on Form
                  S-1, File No. 333-34799, dated September 26, 1997).

4.4 Budget Group, Inc. 2000 Stock Plan (incorporated by reference to Annex A to the Registrant's Proxy Statement for the 2000
                  Annual Meeting of Stockholders held May 18, 2000).

*5.1 Opinion of King & Spalding regarding legality of shares being registered.

*23.1             Consent of Arthur Andersen LLP.

23.2              Consent of King & Spalding (included in Exhibit 5.1).

24.1              Power of Attorney (included on signature page).

----------------------------
* Filed herewith.